LETTER OF TRANSMITTAL
To Tender Shares of Common Stock of
PHILLIPS EDISON & COMPANY, INC.
Pursuant to the Offer to Purchase
Dated November 10, 2020 of Up to 4,500,000 Shares
At a Purchase Price of $5.75 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME, ON DECEMBER 15, 2020, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

NUMBER OF SHARES BEING TENDERED:
Check the box below if you are tendering all of your Shares. If you are only tendering a portion of your Shares, check the partial tender box and write the number of your Shares that you wish to tender on the line below. If you are tendering as an odd lot, please check the box below and complete the Odd Lot Certification. See Section 2, “Procedures for Tendering Shares,” and the “Summary Term Sheet” in the Offer to Purchase, which is available on our website at http://www.phillipsedison.com/investors/tender, and the Instructions accompanying this Letter of Transmittal for more details.

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AUTHORIZED SIGNATURE
THE SIGNATURE(S) BELOW INDICATE MY (OUR) AGREEMENT TO TENDER THE SHARES SPECIFIED ABOVE. All parties must sign.
If your shares are not held in a Custodial account, and your check will be sent to your address of record, you do not need a Medallion Signature Guarantee. Please sign below and provide your email and telephone number on the line indicated below.

Investments through Custodial accounts must be signed by Custodian/Administrator with a Medallion Signature Guarantee.

Signature of Investor	Date	Signature of Joint Investor or Custodian/Administrator for Custodial Held Accounts	Date

Investor Email and telephone number    Name of Custodian
(i.e., the bank or trust company responsible for administration of a custodially held account)

Custodian Email    Custodian Signature    Date

Medallion Signature Guarantee Each Signature must be separately medallion signature guaranteed. A notarization is not acceptable	Wire Instructions, Custodians Only Bank Name: ABA: Account #: Account Name: FBO/FFC: Reference:

Complete below if you wish to have proceeds sent to an address or instructions not on file. If you complete this section a Medallion Signature Guarantee is required.

Medallion Signature Guarantee Each Signature must be separately medallion signature guaranteed. A notarization is not acceptable	Issue Check to: Name (Please Print) Street Address: City State Zip Code

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IMPORTANT INSTRUCTIONS AND INFORMATION
REGARDING THE TENDERING OF SHARES OF COMMON STOCK OF
PHILLIPS EDISON & COMPANY, INC.
Pursuant to the Offer to Purchase
dated November 10, 2020
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME, ON DECEMBER 15, 2020, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.
Holders of Shares desiring to tender their Shares should complete and sign the accompanying Letter of Transmittal and forward it to the Depositary by one of the permitted methods of delivery listed below to the corresponding address set forth below. Instructions for completing this Letter of Transmittal are included herein. To ensure timely delivery, you may want to consider sending the Letter of Transmittal via overnight courier. Please see below for methods of delivery for Shares held on your behalf by a custodian, broker, dealer, commercial bank, trust company or other nominee.

The Depositary for the Offer is:
Computershare Trust Company, N.A.
Permitted Methods of Delivery to the Depositary:

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
For Questions Please Contact the Information Agent for the Offer:

If you have any questions or need assistance in completing the Letter of Transmittal, please contact Georgeson by telephone at 866-296-5716 or via email at Pecooffer@Georgeson.com.
Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than one of the addresses set forth above does not constitute valid delivery.
If your Shares are held through a custodian, broker, dealer, commercial bank, trust company or other nominee, you are not the holder of record on our books and you must contact your custodian, broker, dealer, commercial bank, trust company or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through such custodian, broker, dealer, commercial bank, trust company or other nominee must not deliver a Letter of Transmittal directly to the Depositary (Computershare). The custodian, broker, dealer, commercial bank, trust company or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (Computershare) on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of its authority so to act must be submitted.

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CERTAIN TERMS AND CONDITIONS OF
THE OFFER TO PURCHASE BY
PHILLIPS EDISON & COMPANY, INC.
Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 4,500,000 shares of common stock of Phillips Edison & Company, Inc., dated November 10, 2020, as it may be amended from time to time (the “Offer to Purchase”).
Ladies and Gentlemen:
Each stockholder whose signature appears on the Letter of Transmittal (each an “Assignor”) hereby tenders to Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), the number of the Assignor’s shares of common stock of the Company, par value $0.01 per share (the “Shares”), specified in the Letter of Transmittal at a purchase price of $5.75 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, which is available on our website at http://www.phillipsedison.com/investors/tender, and in the Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer, proration period and withdrawal rights will expire at 5:00 p.m. Eastern time on December 15, 2020, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”).
Stockholders of record of the Company (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares. If Stockholders hold their Shares through a custodian, broker, dealer, commercial bank, trust company or other nominee and that person tenders Shares on the Stockholder’s behalf, that person may charge such Stockholder a fee for doing so.
Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby in accordance with, and subject to, the terms of the Offer, the Assignor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares tendered hereby, subject to the “odd lot” priority and proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions accrued or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Company’s charter (as amended, restated or otherwise modified from time to time).
Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the Assignor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints Computershare Trust Company, N.A.. (the “Depositary”), the true and lawful agent and attorney-in-fact of the Assignor, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the Assignor’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (b) present such Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.
The Assignor hereby represents and warrants for the benefit of the Company and the Depositary that (i) the Assignor owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby, (ii) when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, (iii) such Shares will not be subject to any adverse claims and (iv) the transfer and assignment contemplated in the Letter of Transmittal are in compliance with all applicable laws and regulations. Upon request, the Assignor will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in the Letter of Transmittal. The Assignor makes the representations and warranties to the Company set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase and understand that the tender of Shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment).
The Assignor authorizes the Company to withhold all applicable taxes and tax-related items legally payable by the signatory hereto in accordance with the Offer to Purchase.
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It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for, or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange, or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute the Assignor’s representation and warranty to the Company that (a) the Assignor has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.
The Assignor understands that a tender of Shares pursuant to the procedures described in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the Assignor and the Company upon the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Assignor, and any obligation of the Assignor under the Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Assignor. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.
U.S. Federal Withholding and Backup Withholding. IF YOU ARE A “U.S. STOCKHOLDER” (AS DEFINED IN “IMPORTANT
U.S. TAX INFORMATION” BELOW), PLEASE COMPLETE AND SUBMIT THE ACCOMPANYING U.S. INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER. PLEASE NOTE THAT THE PAYING AGENT MAY WITHHOLD 24% OF YOUR PROCEEDS AS REQUIRED BY THE IRS IF THE TAXPAYER ID OR SOCIAL SECURITY NUMBER IS NOT PROPERLY CERTIFIED ON OUR RECORDS. IF YOU ARE A “NON-U.S. STOCKHOLDER” (AS DEFINED IN “IMPORTANT U.S. TAX INFORMATION” BELOW), PLEASE COMPLETE AND SUBMIT THE APPROPRIATE IRS FORM(S) W-8BEN, W-8BEN-E, W-8IMY (WITH ANY REQUIRED ATTACHMENTS), W-8ECI, OR W-8EXP, AS APPLICABLE (WHICH MAY BE OBTAINED FROM THE IRS WEBSITE AT WWW.IRS.GOV). FAILURE TO TIMELY COMPLETE, SIGN AND RETURN THE APPROPRIATE IRS FORM(S) W-8 MAY PREVENT A NON-U.S. STOCKHOLDER FROM CLAIMING ANY AVAILABLE REDUCTION OR EXEMPTION FROM U.S. FEDERAL WITHHOLDING (INCLUDING BACKUP WITHHOLDING, INCOME TAX WITHHOLDING AND FOREIGN ACCOUNT TAX COMPLIANCE ACT WITHHOLDING).

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INSTRUCTIONS
to
LETTER OF TRANSMITTAL
for
PHILLIPS EDISON & COMPANY, INC.

Forming Part of the Terms and Conditions of the Offer
1. Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary through one of the permitted methods at the corresponding address on the “Important Instructions and Information” page on or prior to the Expiration Date.
THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.
No alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.
2.Minimum Tenders. A Stockholder may tender any or all of his, her, or its Shares in whole or in part.
3.Tender Price and Number of Shares Tendered.
To tender all of your Shares: If you are tendering all of your Shares, check the box on the Letter of Transmittal.
To tender less than all of your Shares: If you are tendering less than all of your Shares, please indicate on the Letter of Transmittal the number of Shares that you are tendering. Be certain that you do not indicate that you are tendering more Shares than you actually own. If the number of Shares you indicate on the Letter of Transmittal exceeds the number of Shares you own, we will deem you to have tendered all of your Shares.
4. Odd Lots. Complete the Odd-Lot Certification Form if you own less than 100 Shares (an “Odd Lot Holder”). Even if the Offer to Purchase is oversubscribed, we first will purchase all Shares tendered by any Odd Lot Holder who properly completes the enclosed Letter of Transmittal, and does not subsequently properly withdraw, all Shares owned (beneficially or of record) by that Odd Lot Holder. Tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference. See Section 1 of the Offer to Purchase and the paragraph in that section headed “Odd Lots” for additional details.
5. Mailing Instructions: Complete the mailing instructions section if you are requesting that your check be mailed to an address different than the address of record. If you complete this section, each signature must be medallion signature guaranteed.
6. Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.
If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

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Please see Section 8 of these Instructions if your Shares are registered in the name of a custodian or other nominee.
If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.
7. Guarantee of Signatures. No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered therewith and the Stockholder(s) have not completed the box captioned “Mailing Instructions.” If one or more Shares are registered in the name of the person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution.
8. Custodian Information. If your Shares are held through a custodian, broker, dealer, commercial bank, trust company, or other nominee, you are not the holder of record on our books and you must contact your custodian, broker, dealer, commercial bank, trust company, or other nominee and comply with its policies and procedures and provide it with any necessary paperwork in order to have it tender your Shares. Stockholders holding their Shares through such custodian, broker, dealer, commercial bank, trust company, or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The custodian, broker, dealer, commercial bank, trust company, or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.
9. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.
10. Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and additional copies of the Letter of Transmittal may be obtained by going to the Company’s website at http://www.phillipsedison.com/investors/tender or by calling Georgeson LLC at (866) 296-5716.
11. Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.
12. Stock Transfer Taxes. The Company will pay any stock transfer taxes with respect to the transfer and sale of Shares to the Company pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if Shares tendered hereby are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or such person), payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted to the Paying Agent with this Letter of Transmittal.
13. U.S. Federal Withholding and Backup Withholding. If you are a “U.S. stockholder” (as defined in “Important U.S. Tax Information” below), please complete and submit the accompanying IRS Form W-9 to certify your Taxpayer ID or Social Security Number. Please note that the Paying Agent may withhold 24% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not properly certified on our records. If you are a “non-U.S. stockholder” (as defined below in “Important U.S. Tax Information” below), please complete and submit the appropriate IRS Form(s) W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website at www.irs.gov). Failure to timely complete, sign and return the appropriate IRS Form(s) W-8 may prevent you from claiming any available reduction or exemption from U.S. federal withholding (including backup withholding, income tax withholding and Foreign Account Tax Compliance Act withholding).

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ODD LOT CERTIFICATION FORM
CERTIFICATION FORM TO BE COMPLETED BY ALL OWNERS OF LESS THAN 100 SHARES
SUBMIT THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL PURSUANT TO THE MAILING INSTRUCTIONS ON THE LAST PAGE OF THE LETTER OF TRANSMITTAL
Stockholders holding less than 100 Shares (also known as “Odd Lot Holders”) who tender all of their Shares will have all of their Shares accepted for payment even if the Offer to Purchase is over-subscribed. Odd-lot Stockholders who wish to take advantage of this preference should submit a properly completed Letter of Transmittal which indicates that all of the stockholder’s Shares are being tendered. See Section 1 of the Offer to Purchase and the Instructions to the Letter of Transmittal.
The aforementioned preference is only available to Odd Lot Holders who tender all of their Shares. This preference is not available to partial tenders of less than all of the stockholder’s Shares or to beneficial or record holders of an aggregate of 100 or more Shares (even if these holders have separate accounts representing fewer than 100 Shares). Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.
By checking the box below and including this form with a signed Letter of Transmittal, the tendering stockholder hereby certifies that the tendering stockholder is either (check only one box):
☐    the beneficial or record owner of an aggregate of less than 100 Shares; or
☐    a custodian, broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares.
YOU ARE AN OWNER OF LESS THAN 100 SHARES (AN ODD LOT), PLEASE RETURN THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL PURSUANT TO THE MAILING INSTRUCTIONS ON THE LAST PAGE OF THE LETTER OF TRANSMITTAL

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IMPORTANT U.S. TAX INFORMATION
This is a summary of certain material U.S. federal income tax considerations relating to the Offer. Stockholders should consult with their tax advisors regarding the tax consequences with respect to their particular circumstances.
In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a Stockholder that is a “U.S.person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), and described below (a “U.S. Stockholder”), tendering Shares must, unless an exemption applies, timely provide the Paying Agent with such Stockholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such Stockholder is waiting for a TIN to be issued), and provide certain other certifications by completing the IRS Form W-9 accompanying this Letter of Transmittal. If a U.S. Stockholder does not provide his, her, or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such Stockholder and payment to such Stockholder pursuant to the Offer may be subject to U.S. federal backup withholding at a rate equal to 24%. All U.S. Stockholders tendering Shares pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid U.S. federal backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Paying Agent). To the extent that a U.S. stockholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9. In general, under Section 7701(a)(30) of the Code, a “U.S. person” includes: (i) an individual that is a citizen or resident of the United States; (ii) a partnership or other entity treated as a partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source; and (v) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
Certain Stockholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to U.S. federal backup withholding but may be required to provide evidence of their exemption from such backup withholding. Exempt U.S. Stockholders should check the “Exempt payee” box on the IRS Form W-9. See the accompanying IRS Form W-9 for more instructions.
Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by timely providing the required information to the IRS.
U.S. Stockholders should refer to Section 16, “Material U.S. Federal Income Tax Considerations,” of the Offer to Purchase for a description of certain U.S. federal income tax considerations generally applicable to certain U.S. Stockholders tendering Shares pursuant to the Offer.
A Stockholder that is not a U.S. person (a “non-U.S. Stockholder”), such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable withholding exemption from backup withholding, establish its status under the Foreign Account Tax Compliance Act (“FATCA”), and (if applicable) claim a reduced rate of, or exemption from, income tax withholding on amounts treated as dividends (if any), a non-U.S. Stockholder (or its non-U.S. designee, if any) may be required to complete and submit IRS Form(s) W-8BEN, W- 8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such non-U.S. Stockholder’s exemption from backup withholding and his, her or its FATCA status and (if applicable) claim a reduced rate of, or exemption from, income tax withholding on amounts treated as dividends (if any). The appropriate IRS Form(s) W-8 may be obtained on the IRS website (www.irs.gov).
Unless such non-U.S. Stockholder establishes his, her, or its exemption from FATCA, or otherwise complies with FATCA reporting obligations, to comply with FATCA the Company may withhold 30% from such non-U.S. Stockholder’s proceeds in the event the proceeds are treated as a dividend under the applicable tax rules. In addition, even if a non-U.S. Stockholder is not subject to FATCA withholding, to the extent that any proceeds received by a non-U.S. Stockholder pursuant to the Offer are treated as a dividend for U.S. federal income tax purposes, they will be subject to U.S. federal income tax and the applicable withholding agent will be required to withhold such U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty or by reason of the Stockholder’s special status, provided the applicable withholding agent has received proper certification of the application of such income tax treaty or such special status). With respect to amounts not treated as a dividend for U.S. federal income tax purposes, non-U.S. Stockholders may be subject to U.S. federal income tax, generally at the rates applicable to U.S. taxpayers, under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), plus an additional 30%
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“branch profits tax” for corporate non-U.S. Stockholders with respect to certain amounts. Amounts subject to tax under FIRPTA (or that may be taxed under FIRPTA) are generally subject to withholding at the rate of 15% or 21%.

For withholding purposes, the Company will treat any proceeds received by a non-U.S. Stockholder pursuant to the Offer as a dividend for U.S. federal income tax purposes and the Company will withhold accordingly; provided, however, that in the case of a non-U.S. Stockholder that properly claims a reduced rate of, or exemption from, withholding on dividends, the Company may withhold at not less than the 15% withholding rate or the 21% withholding rate that may apply under FIRPTA to amounts not treated as dividends. Non-U.S. Stockholders should refer to Section 16, “Material U.S. Federal Income Tax Considerations,” of the Offer to Purchase for a description of certain U.S. federal income tax considerations generally applicable to certain non-U.S. Stockholders tendering Shares pursuant to the Offer.
Stockholders are urged to consult their tax advisors to determine whether they are exempt from backup withholding tax requirements. Further, non-U.S. Stockholders are urged to consult their tax advisors to determine whether they are subject to FATCA withholding tax and reporting requirements and whether they may be eligible for a reduced rate of withholding under an applicable income tax treaty.

The Letter of Transmittal and any other required documents should be sent or delivered by each Stockholder of the Company or such Stockholder’s custodian, broker, dealer, commercial bank, trust company, or other nominee to the Depositary as follows:

The Depositary and Paying Agent for the Offer is:

If delivering by hand, express mail, courier or other expedited service: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021	By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011

Delivery of the Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.
Questions and requests for assistance and requests for copies of the Offer to Purchase or additional copies of this Letter of Transmittal should be directed to the Information Agent at the address and telephone number set forth below:
Georgeson LLC
(866) 296-5716
1290 Avenue of the Americas, 9th Floor
New York, New York 10104

Email: Pecooffer@Georgeson.com
VOLUNTARY CORPORATE ACTION: COY PECI
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